EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 2, 2019 (the “Closing Date” or “Closing”), the Company completed its acquisition of North Italia and the remaining FRC business (the “Acquisition”).

The Acquisition was completed for consideration consisting of the following components: $286 million in cash at Closing, which was primarily funded by drawing on the Company’s credit facility; assumption of $10 million in debt previously owed by FRC to the Company; a $12 million indemnity escrow amount specifically related to North Italia due ratably over the next two years; and $45 million of deferred consideration due ratably over the next four years (including a $13 million indemnity escrow amount specifically related to the remaining FRC business). Additionally, included in consideration is the estimated Acquisition-date fair value of contingent consideration which is payable on the fifth anniversary of the Closing Date and is based on achievement of revenue and profitability targets for the FRC brands other than North Italia and Flower Child with considerations made in the event the Company undergoes a change in control or divests any FRC brand (other than North Italia and Flower Child) during the five years after Closing. The Company is also required to provide financing to FRC in an amount sufficient to support achievement of these targets during the five years after Closing.

The Company has concluded that the Acquisition represents a single business combination of related businesses under common control within the scope of Accounting Standards Codification Topic 805, “Business Combinations.” The Acquisition date was determined to be the Closing Date, which is the date the Company obtained control by legally transferring the consideration for the remaining ownership interests, acquiring the assets and assuming the liabilities of North Italia and the remaining FRC business.

The following unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on October 1, 2019. The unaudited pro forma condensed consolidated statements of income for the thirty-nine weeks ended October 1, 2019 and the fiscal year ended January 1, 2019 give effect to the Acquisition as if it had occurred on January 2, 2018. The unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with (i) the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2019; (ii) the unaudited consolidated financial statements of FRC for the thirty-nine weeks ended October 1, 2019; (iii) the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2019; (iv) the audited consolidated financial statements of FRC for the fiscal year ended January 1, 2019; and (v) the notes to the unaudited pro forma condensed consolidated financial statements.

In the opinion of the Company’s management, the unaudited pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition and related transactions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of what our actual results of operations would have been had the Acquisition and related transactions been completed as of the dates indicated or that may be achieved in the future due to a variety of factors, including the fact that the determination of the fair value of assets acquired and liabilities assumed and resulting goodwill in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Acquisition, which may differ from those reflected in FRC’s historical financial statements and the pro forma condensed consolidated financial statements.

THE CHEESECAKE FACTORY INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
October 1, 2019
(In thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Company	FRC	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$306,252	$6,894	$(276,168)	(a)	$36,978
Accounts receivable	16,356	-	-		16,356
Income taxes receivable	8,415	-	-		8,415
Other receivables	31,445	3,913	(1,239)	(b)	34,119
Inventories	47,778	2,569	-		50,347
Prepaid expenses	38,895	19,676	(16,027)	(c)	42,544
Total current assets	449,141	33,052	(293,434)		188,759
Property and equipment, net	759,243	91,210	(7,680)	(d)	842,773
Other assets:
Intangible assets, net	20,271	1,089	277,893	(e)	299,253
Goodwill	-	-	162,461	(f)	162,461
Operating lease assets	984,838	-	223,455	(g)	1,208,293
Investments in unconsolidated affiliates	69,328	-	(69,328)	(h)	-
Other	98,949	5,842	(22,500)	(i)	82,291
Total other assets	1,173,386	6,931	571,981		1,752,298
Total assets	$2,381,770	$131,193	$270,867		$2,783,830

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,095	$7,758	$(1,811)	(j)	$42,042
Notes payable, current portion	-	53,552	(53,552)	(k)	-
Gift card liabilities	135,566	5,941	-		141,507
Deferred rent, current portion	-	587	(587)	(l)	0
Operating lease liabilities	90,027	-	20,417	(m)	110,444
Other accrued expenses	172,098	31,902	6,496	(n)	210,496
Total current liabilities	433,786	99,740	(29,037)		504,489
Deferred income taxes	38,449	-	8,600	(o)	47,049
Deferred rent liabilites	-	11,626	(11,626)	(p)	0
Deemed landlord financing liability	-	11,819	(11,819)	(q)	0
Long-term debt	335,000	-	-		335,000
Operating lease liabilities	959,632	-	202,433	(m)	1,162,065
Other noncurrent liabilities	81,087	5,162	51,348	(r)	137,597
Total liabilities	1,847,954	128,347	209,899		2,186,200
Stockholders' equity:
Preferred stock
Common stock	975	-	-		975
Additional paid-in capital	850,485	-	-		850,485
Retained earnings	1,375,690	2,846	60,968	(s)	1,439,504
Treasury Stock	(1,692,701)	-	-		(1,692,701)
Other comprehensive income	(633)	-	-		(633)
Total stockholders' equity	533,816	2,846	60,968		597,630
Total liabilities and stockholders' equity	$2,381,770	$131,193	$270,867		$2,783,830

THE CHEESECAKE FACTORY INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Thirty-Nine Weeks Ended October 1, 2019
(In thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Company	FRC	Adjustments		Combined
Revenues	$1,788,662	$250,209	$-		$2,038,871
Costs and expenses:
Cost of sales	403,566	62,034	-		465,600
Labor expenses	648,831	91,284	-		740,115
Other operating costs and expenses	451,724	61,884	3,523	(t)	517,131
General and administrative expenses	116,116	32,565	(9,739)	(u)	138,942
Depreciation and amortization expenses	64,363	14,670	(4,607)	(v)	74,426
Impairment of assets and lease terminations	-	15,395	-		15,395
Preopening costs	6,851	10,541	-		17,392
Total costs and expenses	1,691,451	288,373	(10,823)		1,969,001
Income/(loss) from operations	97,211	(38,164)	10,823		69,870
Income/(loss) on investment in unconsolidated affiliates	(13,439)	3,719	13,439	(w)	3,719
Interest and other income/(expense), net	(17)	(2,706)	(4,267)	(x)	(6,990)
Income/(loss) before income taxes	83,755	(37,151)	19,995		66,599
Income tax provision/(benefit)	5,171	-	(4,375)	(y)	796
Net income/(loss)	$78,584	$(37,151)	$24,370		$65,803

Net income per share:
Basic	$1.78			(z)	$1.49
Diluted	$1.76			(z)	$1.47

Weighted average shares outstanding:
Basic	44,034			(z)	44,034
Diluted	44,643			(z)	44,643

THE CHEESECAKE FACTORY INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Fiscal Year Ended January 1, 2019
(In thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Company	FRC	Adjustments		Combined
Revenues	$2,332,331	$246,688	$-		$2,579,019
Costs and expenses:
Cost of sales	532,880	61,698	-		594,578
Labor expenses	834,134	88,237	-		922,371
Other operating costs and expenses	566,825	61,696	-		628,521
General and administrative expenses	154,770	25,577	1,871	(u)	182,218
Depreciation and amortization expenses	95,976	12,384	(2,421)	(v)	105,939
Impairment of assets and lease terminations	17,861	-	-		17,861
Preopening costs	10,937	15,851	-		26,788
Total costs and expenses	2,213,383	265,443	(550)		2,478,276
Income/(loss) from operations	118,948	(18,755)	550		100,743
Income/(loss) on investment in unconsolidated affiliates	(4,754)	(1,729)	6,470	(w)	(13)
Interest and other income/(expense), net	(6,783)	(939)	(7,882)	(x)	(15,604)
Income/(loss) before income taxes	107,411	(21,423)	(862)		85,126
Income tax provision/(benefit)	8,376	-	(5,683)	(y)	2,693
Net income/(loss)	$99,035	$(21,423)	$4,821		$82,433

Net income per share:
Basic	$2.19			(z)	$1.82
Diluted	$2.14			(z)	$1.78

Weighted average shares outstanding:
Basic	45,263			(z)	45,263
Diluted	46,215			(z)	46,215

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Preliminary Purchase Price Allocation

On October 2, 2019, the Company completed its acquisition of FRC as described in the introduction above. The following table summarizes the preliminary calculation of consideration transferred and allocation of the purchase price to the net assets acquired (in thousands):

Preliminary purchase consideration:
Cash at closing	$286,000
Assumption of debt previously owed by FRC	10,000
Deferred payments	52,720
Contingent consideration	15,231
Preliminary consideration transferred	363,951
Fair value of previously-held equity interests	134,000
Total	497,951

Less net assets acquired:
Current assets	17,025
Property and equipment	83,530
Intangible assets	278,982
Operating lease assets	223,455
Other assets	5,842
Current liabilities	(57,085)
Operating lease liabilities	(202,433)
Other noncurrent liabilities	(13,825)
Total net assets acquired	335,491

Goodwill	$162,461

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from this preliminary allocation and may include changes in fair values of contingent consideration, property and equipment and intangible assets and other changes to assets and liabilities, as well as any corresponding impacts to depreciation or amortization expenses.

2. Reclassifications

Certain reclassification adjustments have been made to conform FRC’s financial statement presentation to that of the Company’s as indicated in the tables below.

a)	The reclassification adjustments to conform FRC’s balance sheet presentation to that of the Company’s have no impact on net assets and are summarized below:

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
October 1, 2019
(In thousands)

	Historical FRC	Reclassification to the Company's Presentation	Historical FRC as presented
ASSETS
Current assets:
Cash and cash equivalents	$6,894	$-	$6,894
Accounts receivable	-	-	-
Other receivables	3,913	-	3,913
Inventories	2,569	-	2,569
Prepaid expenses	19,546	130	19,676
Total current assets	32,922	130	33,052
Property and equipment, net	91,210	-	91,210
Other assets:
Intangible assets, net	-	1,089	1,089
Deferred compensation plan assets	5,684	(5,684)	0
Other	1,125	4,717	5,842
Total other assets	6,809	122	6,931
Total assets	$130,941	$252	$131,193

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,758	$-	$7,758
Notes payable, bank	9,034	(9,034)	0
Current portion of long-term debt	19,518	(19,518)	0
Current portion of capital leases	178	(178)	(0)
Notes payable, related parties	25,000	(25,000)	-
Notes payable	-	53,552	53,552
Gift card liabilities	5,941	-	5,941
Deferred revenue, current portion	40	(40)	-
Deferred rent, current portion	409	178	587
Other accrued expenses	36,683	(4,781)	31,902
Total current liabilities	104,561	(4,821)	99,740
Capital leases, net of current portion	199	(199)	0
Deferred revenue, net of current portion	90	(90)	-
Deferred rent liabilities	11,426	200	11,626
Deemed landlord financing liability	11,819	-	11,819
Other noncurrent liabilities	-	5,162	5,162
Total liabilities	128,095	252	128,347
Stockholders' equity:
Retained earnings	2,846	-	2,846
Total stockholders' equity	2,846	-	2,846
Total liabilities and stockholders' equity	$130,941	$252	$131,193

b)	The reclassification adjustments to conform FRC’s statements of income presentation to that of the Company’s have no impact on net income and are summarized below:

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Thirty-Nine Weeks Ended October 1, 2019
(In thousands)

	Historical	Reclassification to	Historical
	FRC	the Company's Presentation	FRC as presented
Revenues	$250,209	$-	$250,209
Costs and expenses:
Cost of sales	62,034	-	62,034
Labor expenses	114,354	(23,070)	91,284
Other operating costs and expenses	-	61,884	61,884
General and administrative expenses	53,067	(20,502)	32,565
Rent expense	17,821	(17,821)	-
Depreciation and amortization expenses	14,623	47	14,670
Loss on disposal of assets	47	(47)	-
Impairment of assets and lease terminations	15,395	-	15,395
Preopening costs	10,159	382	10,541
Total costs and expenses	287,500	873	288,373
Income/(loss) from operations	(37,291)	(873)	(38,164)
Dead site costs	(28)	28	-
Interest income	11	(11)	-
Interest expense	(3,462)	3,462	-
Management fee income	60	(60)	-
Miscellaneous expense	(160)	160	-
Income/(loss) on investment in unconsolidated affiliates	3,719	-	3,719
Interest and other income/(expense), net	-	(2,706)	(2,706)
Income/(loss) before income taxes	(37,151)	-	(37,151)
Income tax provision	-	-	-
Net income/(loss)	$(37,151)	$-	$(37,151)

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Fiscal Year Ended January 1, 2019

(In thousands)

	Historical	Reclassification to	Historical
	FRC	the Company's Presentation	FRC as presented
Revenues	$246,688	$-	$246,688
Costs and expenses:
Cost of sales	61,698	-	61,698
Labor expenses	107,114	(18,877)	88,237
Other operating costs and expenses	-	61,696	61,696
General and administrative expenses	52,937	(27,360)	25,577
Rent expense	16,839	(16,839)	-
Depreciation and amortization expenses	12,223	161	12,384
Loss on disposal of assets	161	(161)	-
Impairment of assets and lease terminations	-	-	-
Preopening costs	14,094	1,757	15,851
Total costs and expenses	265,066	377	265,443
Income/(loss) from operations	(18,378)	(377)	(18,756)
Dead site costs	(265)	265	-
Loss from other equity method investee	(38)	38	-
Income from cost method investee	13	(13)	-
Interest income	43	(43)	-
Interest expense	(2,016)	2,016	-
Management fee income	1,255	(1,255)	-
Miscellaneous expense	(308)	308	-
Income/(loss) on investment in unconsolidated affiliates	(1,729)	-	(1,729)
Interest and other income/(expense), net	-	(939)	(939)
Income/(loss) before income taxes	(21,423)	-	(21,423)
Income tax provision	-	-	-
Net income/(loss)	$(21,423)	$-	$(21,423)

3. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

a)	Cash and cash equivalents – The reduction in cash and cash equivalents represents $286.0 million of cash consideration paid at Closing and transaction costs which were either included in accounts payable or incurred between the Closing Date and the date of this filing of $2.8 million, partially offset by the repayment at Closing of $12.5 million in loans extended by the Company to FRC prior to the Acquisition.

b)	Other receivables – The decrease in other receivables reflects elimination of the Company’s receivable balance for items paid by the Company on behalf of FRC prior to the Acquisition.

c)	Prepaid expenses – The decrease in prepaid expenses reflects a reduction in FRC prepaid rent as if Accounting Standards Codification Topic 842, Leases (“ASC 842”) had been adopted as of January 2, 2019 to align with the Company’s adoption date.

d)	Property and equipment, net – The reduction in property and equipment, net represents the change from FRC’s historical net book value to the preliminary estimated fair value of property and equipment acquired, including the impact of ASC 842 adoption as of January 2, 2019 as follows (in thousands):

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Asset Class	Useful Life	Historical Book Value	Reclassification to Company's Presentation	ASC 842 Adoption	Pro Forma Adjustments	Preliminary Estimated Fair Value
Leasehold improvements	10-30 years	$70,218	$9,410	$(26,742)	$(22,788)	$30,098
Furnishings, fixtures and equipment	3-15 years	64,640	(12,205)	-	(6,561)	45,874
Computer software and equipment	5 years	-	2,795	(138)	(1,762)	895
Construction in progress		6,625	-	-	38	6,663
Property and equipment, total		141,483	-	(26,880)	(31,073)	83,530
Less: Accumulated depreciation		(50,273)	-	5,498	44,775	-
Property and equipment, net		$91,210	$-	$(21,382)	$13,702	$83,530

e)	Intangible assets, net – The increase in intangible assets, net represents the change from FRC’s historical net book value to preliminary estimated fair value as follows (in thousands):

	Historical Book Value	Pro Forma Adjustments	Preliminary Estimated Fair Value
Intellectual property - North Italia	$-	$117,000	$117,000
Intellectual property - Flower Child	-	72,000	72,000
Intellectual property - Other FRC		84,000	84,000
Other	1,089	4,893	5,982
Total intangible assets, net	$1,089	$277,893	$278,982

The acquired intellectual property was preliminarily deemed to be indefinite-lived and, therefore, would not be subject to amortization. The final determination of intangible asset lives could materially impact the valuations and resulting amortization expense.

f)	Goodwill – The goodwill balance presented is a preliminary estimate resulting from the excess of consideration transferred and the estimated fair value of the Company’s previously-held equity interest in FRC over the estimated net fair value of the assets acquired and liabilities assumed in the Acquisition.

g)	Operating lease assets – The increase in operating lease assets represents the $224.5 million impact from ASC 842 adoption by FRC as of January 2, 2019, partially offset by an estimated $1.1 million impact of below-market leases.

h)	Investments in unconsolidated affiliates – The decrease in investments in unconsolidated affiliates reflects elimination of the Company’s previously-held equity interest in FRC.

i)	Other assets – The decrease in other assets represents the repayment at Closing of $12.5 million of loans extended by the Company to FRC prior to the Acquisition and assumption at Closing of $10.0 million of loans extended by the Company to FRC prior to the Acquisition.

j)	Accounts payable – The reduction in accounts payable reflects transaction costs included in accounts payable at Closing.

k)	Notes payable, current portion – The reduction in notes payable, current portion represents elimination of historical FRC balances that were contractually excluded from the Acquisition.

l)	Deferred rent – The elimination of deferred rent reflects the impact of ASC 842 adoption by FRC as of January 2, 2019.

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m)	Operating lease liabilities – The increase in operating lease liabilities represents the impact of ASC 842 adoption by FRC as of January 2, 2019.

n)	Other accrued expenses – The increase in other accrued expenses is primarily due to the addition of $16.7 million for the fair market value of the current portion of deferred purchase price payments, partially offset by elimination of $8.3 million of transaction-related costs accrued by FRC, including $7.0 million of closing bonuses funded by sellers’ proceeds to be paid by FRC after the Closing (determined to be part of the transaction in accordance with ASC Topic 805, Business Combinations), a $1.2 million impact from ASC 842 adoption by FRC as of January 2, 2019 and elimination of FRC’s $1.2 million payable balance to the Company for items paid by the Company on behalf of FRC prior to the Acquisition.

o)	Deferred income taxes – The increase in deferred income taxes reflects the estimated impact of the fair value adjustments discussed above and is based on a tax rate of 24.6%, reflecting the rate expected to be in effect at the time the deferred items reverse.

p)	Deferred rent liabilities – The elimination of the deferred rent liabilities balance reflects the impact of ASC 842 adoption by FRC as of January 2, 2019.

q)	Deemed landlord financing liability – The elimination of the deemed landlord financing balance reflects the impact of ASC 842 adoption by FRC as of January 2, 2019.

r)	Other noncurrent liabilities – The increase in other noncurrent liabilities represents the fair market value of the long-term portion of deferred purchase price payments and contingent consideration.

s)	Retained earnings – The increase in retained earnings represents a $64.7 million gain on remeasurement of the Company’s previously-held equity interest in FRC immediately before the Acquisition date to estimated fair value, partially offset by the elimination of FRC’s historical equity balance of $2.8 million and transaction costs incurred between the Closing Date and the date of this filing totaling $0.9 million.

4. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Income

t)	Other operating expenses – The increase in other operating expenses primarily represents additional rent expense related to the impact of ASC 842 adoption by FRC as of January 2, 2019.

u)	General and administrative expenses – The adjustment to general and administrative expenses relates to the following items (in thousands):

	Thirty-Nine Weeks Ended October 1, 2019	Fiscal Year Ended January 1, 2019
Elimination of nonrecurring transaction costs (1)	$(10,784)	$-
Contingent consideration expense	1,307	1,743
Other	(262)	128
Total	$(9,739)	$1,871

(1) $2.4 million incurred by the Company and $8.4 million incurred by FRC, including $7.0 million of closing bonuses funded by sellers’ proceeds to be paid by FRC after the Closing (determined to be part of the transaction in accordance with ASC Topic 805, Business Combinations)

v)	Depreciation and amortization expenses – The decrease in depreciation and amortization expenses relates to the following items (in thousands):

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	Thirty-Nine Weeks Ended October 1, 2019	Fiscal Year Ended January 1, 2019
Elimination of depreciation expense on assets that were contractually excluded from the acquisition	$(2,849)	$(2,031)
Adoption of ASC 842 by FRC as of January 2, 2019	(1,466)	-
Fair market value adjustments to property and equipment and amortizable intangible assets	(292)	(390)
Total	$(4,607)	$(2,421)

A 10% change in the valuation of property and equipment and amortizable intangible assets would cause a corresponding increase or decrease in annual depreciation and amortization expense of approximately $1.1 million, assuming an overall weighted-average useful life of 12 years.

w)	Income/(loss) on investment in unconsolidated affiliates – The adjustment to income/(loss) on investment in unconsolidated affiliates represents elimination of the Company’s loss on its previously-held equity interest in FRC.

x)	Interest and other income/(expense) – The Company borrowed $280 million under its credit facility during the third quarter of fiscal 2019 in preparation for funding the Acquisition on October 2, 2019. The increase in interest and other income/(expense) represents interest incurred on this debt at 3.5%, the Company’s effective borrowing rate as of the date of this filing, totaling $7.4 million and $9.9 million for the thirty-nine weeks ended October 1, 2019 and the fiscal year ended January 1, 2019, respectively. This increase is partially offset by the elimination of historical FRC interest expense totaling $3.1 million and $2.0 million for the thirty-nine weeks ended October 1, 2019 and the fiscal year ended January 1, 2019, respectively.

As interest on the Company’s credit facility is variable, financing costs are sensitive to changes in interest rates. For each 0.125% change in interest rates, annual interest expense would fluctuate by approximately $0.4 million. For each $25 million change in the principal amount of indebtedness, annual interest expense would fluctuate by approximately $0.9 million.

y)	Income tax provision – The increase to the income tax provision represents the estimated impact of the pro forma adjustments and additional estimated federal income tax assuming FRC was a taxable entity using a statutory rate of 25.5%. The Company’s effective tax rate could be materially different from the rate presented in this unaudited pro forma condensed financial information.

z)	Net income per share – The unaudited pro forma basic and diluted net income per share amounts are based on the historical basic and diluted weighted average shares outstanding of the Company (in thousands, except per share data):

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	Thirty-Nine Weeks Ended October 1, 2019	Fiscal Year Ended January 1, 2019
Pro forma net income	$65,803	$82,433

Basic weighted average shares outstanding	44,034	45,263
Diluted weighted average shares outstanding	44,643	46,215

Basic net income per share	$1.49	$1.82
Diluted net income per share	$1.47	$1.78

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